UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2017

Viavi Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 404-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On June 20, 2017, the Board of Directors (the “Board”) of Viavi Solutions Inc. (the “Company”) adopted the Company’s Executive Variable Pay Plan for fiscal year 2018 (the “2018 Executive VPP”) under which the Company’s executive team, including the Company’s named executive officers (“NEOs”), have the opportunity to earn incentive bonuses based upon semi-annual performance metrics.

Actual cash incentive payments awarded under the 2018 Executive VPP will range from 0% to 150% of an eligible executive’s target incentive opportunity (“TIO”) depending on (1) the achievement of a revenue objective (the “Revenue Target”) compared to the Company’s annual operating plan (“AOP”) and (2) the achievement of a non-GAAP operating profit objective (the “Profitability Target”) compared to the AOP. Payments under the 2018 Executive VPP will be measured and paid semi-annually.

Oleg Khaykin, the Company’s Chief Executive Officer, and Amar Maletira, the Company’s Chief Financial Officer, will participate in the 2018 Executive VPP as Corporate Executives. For Corporate Executives, the Revenue Target and Profitability Target will be calculated based on Viavi’s company-wide performance and will be weighted 40% on Revenue Target achievement and 60% on Profitability Target achievement.

Luke Scrivanich, the Senior Vice President & General Manager of the Company’s Optical Security and Performance Products (“OSP”) business segment will participate as an OSP Executive. For OSP Executives, the Revenue Target and Profitability Target will be calculated based on the performance of the OSP business segment and will be weighted 40% on Revenue Target achievement and 60% on Profitability Target achievement.

On June 20, 2017, the Compensation Committee (the “Committee”) of the Board amended and restated the Viavi Solutions Inc. Change of Control Benefits Plan (the “Plan”) to extend the Plan and streamline and clarify certain provisions of the Plan. The Plan is effective immediately. The Plan provides benefits to Eligible Employees (as defined in the Plan), including the Company’s NEOs, if such executives are terminated without Cause or resign for Good Reason within 12 months after a Change in Control (each as defined in the Plan).

Changes to the Plan include:

•	Extension of the Plan’s expiration date from December 14, 2018 to June 20, 2020;

•	Establish certain reporting line requirements for eligibility to participate in the plan, rather than tying such participation levels to job titles;

•	Clarifying changes to the definition of “Change in Control”; and

•	Changes to ensure payments comply with various tax and other regulatory requirements, including Section 409A of the Internal Revenue Code.

The foregoing is a summary description of the material terms of the changes to the Plan, and is qualified in its entirety by the text of the amended and restated Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Viavi Solutions Inc. Change of Control Benefits Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viavi Solutions Inc.

	By:	/s/ Kevin Siebert
Kevin Siebert
Vice President, General Counsel and Secretary

June 26, 2017